UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015 (June 9, 2015)

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue West, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2015, CTI BioPharma Corp. (the “Company”) and its wholly-owned subsidiary, Systems Medicine LLC (together with the Company, the “Borrower”), entered into a Third Amendment (the “Amendment”) to the Loan and Security Agreement dated March 26, 2013, as amended (as amended prior to the Amendment, the “Original Loan Agreement”, and the Original Loan Agreement as amended by the “Amendment”, the “Facility”) with Hercules Technology Growth Capital, Inc. and certain of its affiliates (collectively, the “Lender”). Pursuant to the Amendment, the Lender agreed to provide term loans in an aggregate principal amount of up to $25.0 million under the Facility, inclusive of amounts outstanding immediately prior to closing of the Third Amendment (collectively, any such amounts outstanding from time to time, the “Term Loan Borrowings”). On June 9, 2015, approximately $6.2 million (less fees and expenses) was funded, thereby resulting in a current outstanding principal balance under the Facility of $20.0 million. The remaining $5.0 million is available for borrowing at the Borrower’s option through June 30, 2016, subject to no event of default under the Facility and the satisfaction of the following two conditions: (1) receipt by the Lender on or prior to December 31, 2015 of satisfactory evidence that the Borrower has achieved full patient enrollment for the PERSIST-2 Phase III clinical trial for pacritinib (the “Milestone Event No. 1”) and (2) receipt by the Lender on or prior to June 30, 2016 of satisfactory evidence that the Borrower has achieved positive phase III data in connection with such clinical trial (the “Milestone Event No. 2”).

The interest rate on the Term Loan Borrowings floats at a rate per annum equal to 10.95% plus the amount by which the prime rate exceeds 3.25%.  The Borrower is initially required to make interest payments only on a monthly basis, and the principal amount of the Term Loan Borrowings is repayable over 36 monthly installments commencing on January 1, 2016.  The interest-only period may be extended, at the Borrower’s option, by three months if the Borrower satisfies the Milestone Event No. 1 prior to January 1, 2016 and by an additional three months if the Borrower satisfies the Milestone Event No. 2 prior to April 1, 2016 (and, if the Milestone Event No. 2 does not occur prior to April 1, 2016 but occurs prior to July 1, 2016, the monthly principal installments required under the Facility shall stop for the first three months occurring after the completion of the Milestone Event No. 2). The Term Loan Borrowings will mature on December 1, 2018. The Borrower may elect to prepay some or all of the Term Loan Borrowings at any time subject to a prepayment fee, if any, pursuant to the terms of the Facility. Under certain circumstances, the Borrower may be required to prepay the Term Loan Borrowings with proceeds of asset dispositions. The Term Loan Borrowings are secured by a first priority security interest on substantially all of the Company’s personal property except its intellectual property and subject to certain other exceptions.

The Borrower paid a facility charge of $250,000 in connection with the Amendment. The provision under the Original Loan Agreement requiring the Borrower to pay a fee to the Lender of $1,275,000 on the date of repayment of the borrowings thereunder was amended pursuant to the Amendment, such that the fee will now be payable on the earliest to occur of (1) October 1, 2016, (2) the date on which the Term Loan Borrowings are prepaid in full or (3) the date on which the Term Loan Borrowings become due and payable in full.

The Facility contains certain representations and warranties, covenants and conditions that are customarily required for similar financings and certain events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make requisite payments of interest or premium, if any, on, or principal, the failure to comply with certain covenants and agreements, the occurrence of a material adverse effect, defaults in respect of certain other indebtedness and certain events of insolvency. If any event of default occurs, all monetary obligations owing under the Facility may become due and payable immediately.

The foregoing descriptions of the Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Original Loan Agreement (as previously filed with the Securities and Exchange Commission (the “SEC”) and the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Amendment, the Company issued the Lender a warrant (the “Warrant”) exercisable in whole or in part for up to 292,398 shares of common stock of the Company (“Warrant Shares”) at any time prior to June 9, 2020 at an initial exercise price per share of $1.71. If, within six months after closing, the Company issues shares of common stock or securities that are exercisable or convertible into shares of common stock in transactions not registered under the Securities Act of 1933, as amended (the “Securities Act”) to one or more investors for cash for financing purposes at an effective price per share of common stock that is less than the then-effective exercise price, then the exercise price shall automatically be reduced to equal the price per share of common stock in such transaction. The exercise price under the Warrant and the number of shares for which the Warrant is exercisable are each subject to certain customary adjustments as set forth in the agreement representing the Warrant (the “Warrant Agreement”).

The Company shall not be obligated to issue any shares of common stock if such issuance, together with all prior issuances that are deemed to be aggregated under the rules of the NASDAQ Stock Market, in the aggregate would equal or exceed 19.9% of the shares of the Company outstanding as of the date prior to the execution and delivery the Warrant Agreement or such issuance would otherwise violate the Company’s obligations under the rules or regulations of the NASDAQ Capital Market.

In the event that, prior to the expiration or earlier termination of the Warrant, the Company registers with the SEC the resale of any shares of its common stock, the Warrant holder may require the Company to also register with the SEC the resale of any or all of the Warrant Shares.

The Warrant was issued in a private transaction exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

The foregoing descriptions of the Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the associated Warrant Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Location

4.1	Warrant Agreement, dated June 9, 2015, by and between CTI BioPharma Corp. and Hercules Technology Growth Capital, Inc.	Filed herewith.

10.1	Third Amendment to Loan and Security Agreement, dated June 9, 2015, by and among Hercules Technology Growth Capital, Inc. (and certain of its affiliates), CTI BioPharma Corp. and Systems Medicine LLC.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: June 10, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description	Location

4.1	Warrant Agreement, dated June 9, 2015, by and between CTI BioPharma Corp. and Hercules Technology Growth Capital, Inc.	Filed herewith.

10.1	Third Amendment to Loan and Security Agreement, dated June 9, 2015, by and among Hercules Technology Growth Capital, Inc. (and certain of its affiliates), CTI BioPharma Corp. and Systems Medicine LLC.	Filed herewith.